UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2002

SUNRISE ASSISTED LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20765	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation of organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.
     On December 20, 2002, Sunrise Assisted Living, Inc. (“Sunrise”) completed the previously announced sale of 11 senior living properties to Sunrise Second Assisted Living Holdings, LLC (“SSALH”), a limited partnership formed by Macquarie Capital Partners LLC (“MCP”), on behalf of Crescent Capital Investments, and Sunrise (“Reported Transaction”). MCP has an 80% ownership interest in SSALH and Sunrise has a 20% ownership interest in SSALH. SSALH closed on the 11 properties for an aggregate purchase price of $170 million. The 11 properties have a total resident capacity of 1,180 and are located in seven states. Based on the sale of an 80 percent interest and transaction costs, Sunrise expects to recognize total income of approximately $33 million, which will be recognized over four quarters beginning in the fourth quarter of 2002, subject to meeting certain operating contingencies.

     On September 30, 2002, Sunrise completed the sale of two senior living properties to SSALH as part of the same venture for an aggregate purchase price of $30 million (“Reported Transaction”). The two properties have a total resident capacity of 163 and are located in 2 states. Based on the sale of an 80 percent interest and transaction costs, Sunrise expects to recognize total income of approximately $8 million, which will be recognized over four quarters beginning in the third quarter of 2002, subject to meeting certain operating contingencies.

     The Sunrise Management Services Division will continue to operate all 13 facilities under long-term operating agreements. Sunrise will use the net proceeds from these transactions for general corporate purposes, which may include debt reduction or future development needs, or to pursue potential strategic transactions.

     In addition to the Reported Transactions, the pro forma information presented in this Form 8-K assumes the following disposition occurred on January 1, 2001: the March 22, 2002 sale of 12 assisted living properties to Sunrise First Assisted Living Holdings, LLC, a limited partnership owned 80% by Macquarie Capital Partners, LLC, on behalf of Crescent Capital Investments, and 20% by Sunrise, for an aggregate purchase price of $197 million.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information

Unaudited Pro Forma Consolidated Financial Information of Sunrise Assisted Living, Inc.	4
Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2002	5
Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2002	6
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2001	7
Notes to Unaudited Pro Forma Consolidated Financial Information	8

(c)	Exhibits.
2.1	Transaction Agreement by and among Sunrise Assisted Living Investments, Inc., Sunrise Second Assisted Living Holdings, LLC and the Other Parties Named Therein dated as of September 30, 2002 (Exhibit 2.1 to Sunrise’s Form 10-Q for the quarter ended September 30, 2002)

SUNRISE ASSISTED LIVING, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following statements set forth the unaudited pro forma consolidated financial information of Sunrise Assisted Living, Inc. giving effect to the sale of the 13 properties to an international investor group advised by Macquarie Capital Partners LLC, a global real estate investment banking company, for cash and assumption by the purchaser of certain outstanding debt (“Reported Transaction”). The investor group acquired an 80 percent interest in the venture and Sunrise has a 20 percent interest. The unaudited pro forma consolidated balance sheet gives effect to the sale of the 11 properties sold on December 20, 2002 as if it had been consummated on September 30, 2002. The sale of the first two properties occurred on September 30, 2002 and is already reflected in the September 30, 2002 unaudited consolidated balance sheet included in Sunrise’s Form 10-Q for the quarter ended September 30, 2002. The unaudited pro forma consolidated income statements for the nine months ended September 30, 2002 and the year ended December 31, 2001 give effect to the sale as if it had occurred as of the beginning of the period presented. In addition to the Reported Transaction, the column titled “Previously Reported Transactions” is presented as if the following disposition occurred on January 1, 2001: the March 22, 2002 sale of 12 assisted living properties to Sunrise First Assisted Living Holdings, LLC, a partnership owned 80% by Macquarie Capital Partners, LLC and 20% by Sunrise, for an aggregate purchase price of $197 million. The unaudited pro forma consolidated financial information does not purport to be indicative of the financial position or results of operations for future periods or indicative of the results that actually would have been realized had the sale taken place at September, 30 2002 or during the periods covered by the income statements. The pro forma adjustments are based on available information and adjustments that management believes are reasonable. The unaudited pro forma consolidated financial information should be read in conjunction with Sunrise’s audited consolidated financial statements for the year ended December 31, 2001 (included in Form 10-K for the year ended December 31, 2001) and Sunrise’s unaudited consolidated financial statements for the period ended September 30, 2002 (included in Form 10-Q for the nine months ended September 30, 2002) and the accompanying notes.

SUNRISE ASSISTED LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
(dollars in thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$45,640	$56,862	A	$102,502
Accounts receivable, net	24,732			24,732
Notes receivable — affiliates	7,395			7,395
Deferred income taxes	692			692
Prepaid expenses and other current assets	27,932	—		27,932

Total current assets	106,391	56,862		163,253
Property and equipment, net	777,355	(123,528	) B	653,827
Notes receivable — affiliates	88,816			88,816
Management contracts and leaseholds, net	12,359			12,359
Costs in excess of assets acquired, net	32,749			32,749
Investments in unconsolidated assisted living facilities, net	47,923	5,969	C	53,892
Investments	5,610			5,610
Other assets	25,095	(1,172	) E	23,923

Total assets	$1,096,298	$(61,869)		$1,034,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,257	$—		$7,257
Accrued expenses and other current liabilities	39,754			39,754
Deferred revenue	27,981	32,990	D	60,971
Current maturities of long-term debt	42,426	—		42,426

Total current liabilities	117,418	32,990		150,408
Long-term debt, less current maturities	450,935	(94,859	) E	356,076
Investments in unconsolidated assisted living facilities	3,320			3,320
Deferred income taxes	73,416			73,416
Other long-term liabilities	7,520	—		7,520

Total liabilities	652,609	(61,869)		590,740
Minority interests	2,627			2,627
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—			—
Common stock, $0.01 par value, 60,000,000 shares authorized, 22,251,490 shares issued and outstanding at September 30, 2002	223			223
Additional paid-in capital	309,051			309,051
Retained earnings	138,604			138,604
Deferred Compensation — restricted stock	(3,569)			(3,569)
Accumulated other comprehensive loss	(3,247)	—		(3,247)

Total stockholders’ equity	441,062	—		441,062

Total liabilities and stockholders’ equity	$1,096,298	$(61,869)		$1,034,429

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE ASSISTED LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(in thousands, except per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

Operating revenue:
Resident fees	$187,891	$(34,797	) F	$153,094
Management and contract services	125,776	2,436	G	128,212
Income from property sales	47,393	28,853	H	76,246

Total operating revenue	361,060	(3,508)		357,552

Operating expenses:
Facility operating	126,087	(23,468	) F	102,619
Management and contract services	99,184			99,184
Facility development and pre-rental	7,934	(119	) F	7,815
General and administrative	26,615			26,615
Depreciation and amortization	19,403	(3,315	) F	16,088
Facility lease	6,294	(109	) F	6,185

Total operating expenses	285,517	(27,011)		258,506

Income from operations	75,543	23,503		99,046
Interest income (expense):
Interest income	8,575			8,575
Interest expense	(24,954)	4,904	F	(20,050)

Total interest expense	(16,379)	4,904		(11,475)
Equity in losses of unconsolidated assisted living facilities	405	88	J	493
Minority interests	(175)	—		(175)

Income before income taxes	59,394	28,495		87,889
Provision for income taxes	(22,570)	(10,828	) K	(33,398)

Net income before extraordinary gain	$36,824	$17,667		$54,491

Net income per common share:
Basic
Net income before extraordinary gain	$1.64			$2.43

Weighted average common shares outstanding	22,428			22,428

Diluted
Net income before extraordinary gain	$1.51			$2.17

Weighted average common shares outstanding	26,716			26,716

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE ASSISTED LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2001
(in thousands, except per share data)

		Previously
		Reported	Pro Forma
	Historical	Transaction (L)	Adjustments		Pro Forma

Operating revenue:
Resident fees	$260,524	$(40,200)	$(35,321	) F	$185,003
Management and contract services	105,541	2,800	2,472	G	110,813
Income from property sales	62,154	42,800	41,210	I	146,164

Total operating revenue	428,219	5,400	8,361		441,980

Operating expenses:
Facility operating	168,602	(24,700)	(24,848	) F	119,054
Management and contract services	74,785				74,785
Facility development and pre-rental	7,949		(309	) F	7,640
General and administrative	32,809				32,809
Depreciation and amortization	28,475	(3,100)	(5,070	) F	20,305
Facility lease	10,159	—	(141	) F	10,018

Total operating expenses	322,779	(27,800)	(30,368)		264,611

Non-recurring items	2,307	—	—		2,307

Income from operations	107,747	33,200	38,729		179,676
Interest income (expense):
Interest income	12,307				12,307
Interest expense	(38,483)	7,800	5,396	F	(25,287)

Total interest expense	(26,176)	7,800	5,396		(12,980)
Equity in losses of unconsolidated assisted living facilities	(1,169)	600	(583	) J	(1,152)
Minority interests	(769)	—	—		(769)

Income before income taxes	79,633	41,600	43,542		164,775
Provision for income taxes	(31,057)	(16,224)	(16,981	) K	(64,262)

Net income before extraordinary gain	$48,576	$25,376	$26,561		$100,513

Net income per common share:
Basic
Net income before extraordinary gain	$2.23				$4.61

Weighted average common shares outstanding	21,825				21,825

Diluted
Net income before extraordinary gain	$2.06				$4.06

Weighted average common shares outstanding	25,952				25,952

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE ASSISTED LIVING, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

A.	Reflects the estimated net cash proceeds to Sunrise from the sale of the 11 properties on December 20, 2002.

B.	Reflects the net property, plant and equipment of the 11 properties sold on December 20, 2002.

C.	Reflects Sunrise’s net investment at historical cost for its 20% investment in the 11 properties sold on December 20, 2002.

D.	Reflects the estimated total amount of gain on the sale of the 11 properties that would be deferred due to short-term contingencies related to the sale if the transaction was consummated on September 30, 2002.

E.	Reflects the debt outstanding and deferred financing costs on the 11 properties that was assumed by the venture upon the sale of the properties on December 20, 2002.

F.	Reflects the elimination of the consolidated operating results of the 13 properties sold on September 30, 2002 and December 20, 2002.

G.	Reflects the recording of a management fee equal to approximately 7% of operating revenues as described in the operating agreements, as Sunrise will manage the 13 properties after the sale.

H.	Reflects the recognition of an additional two quarters of the deferred revenue from the sale of the original two properties on September 30, 2002 and three-quarters of the gain associated with the sale of the remaining 11 properties on December 20, 2002, assuming all necessary contingencies have been met or waived. The actual gain recognized will differ from this amount due to the transaction actually occurring on September 30, 2002 (original 2 properties) and December 20, 2002 (remaining 11 properties).

I.	Reflects the recognition of all of the gain associated with the sale of the 13 properties on December 20, 2002 and September 30, 2002, assuming all necessary contingencies have been met or waived.

J.	Sunrise retains a 20% ownership interest in the joint venture that purchased the properties. Reflects the 20% equity in pro forma earnings of the properties for the period presented.

K.	Reflects the income tax effects of eliminating the consolidated operating results, including the management fee, equity in earnings and the gain recognition at a 38% income tax rate for the nine months ended September 30, 2002 and a 39% income tax rate for the twelve months ended December 31, 2001.

L.	Represents the results of operations of the March 2002 sale of 12 assisted living properties (“Previously Reported Transaction”) to Sunrise First Assisted Living Holdings, LLC, a venture owned 80% by Macquarie Capital Partners, LLC and 20% by Sunrise (as previously reported on Form 8-K dated March 22, 2002, which was filed with the Securities and Exchange Commission on April 1, 2002).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE ASSISTED LIVING, INC.
(Registrant)

Date:	January 3, 2003	By: /s/ Larry E. Hulse
Larry E. Hulse
Chief Financial Officer

Date:	January 3, 2003	By: /s/ Carl G. Adams
Carl G. Adams
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Page No.
2.1	Transaction Agreement by and among Sunrise Assisted Living Investments, Inc., Sunrise Second Assisted Living Holdings, LLC and the Other Parties Named Therein dated as of September 30, 2002 (Exhibit 2.1 to Sunrise’s Form 10-Q for the quarter ended September 30, 2002)